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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of
J. C. Penney Company, Inc.


We consent to incorporation by reference in: (1) the Registration Statement (No. 2-91101) on Form S-8; (2) the Registration Statement (No. 33-28390) on
Form S-8;(3) the Registration Statement (No.   33-59666) on Form S-8; (4) the
Registration Statement (No. 33-59668) on Form S-8; (5) the Registration Statement (No. 33-66070) on Form S-8; and (6) the Registration Statement (No. 33- 66072) on Form S-8 of J. C. Penney Company, Inc. of our report dated February 24, 1994 relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 29, 1994, January 30, 1993, and January 25, 1992, and the related consolidated statements of income, reinvested earnings, and cash flows for the years then ended, which report appears in the 1993 Annual Report to Stockholders of J. C. Penney Company, Inc., which Annual Report is incorporated by reference in the Annual Report on Form 10-K of
J. C. Penney Company, Inc. for the year ended January 29, 1994, and to our report dated February 24, 1994, relating to the financial statement schedules of J. C. Penney Company, Inc. and subsidiaries for each of the years in the three-year period ended January 29, 1994, which report appears in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 29, 1994.

Our reports refer to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting
                                                       ---------------------
for Postretirement Benefits Other Than Pensions, in 1991, and to the adoption
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of the Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 109, Accounting for Income Taxes, in 1993.
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                                                   /s/ KPMG Peat Marwick
                                                   KPMG Peat Marwick
Dallas, Texas
April 6, 1994